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INDUSTRY TRACK CONTRACT
ARTICLES OF AGREEMENT
          THIS AGREEMENT is made and entered into as of the 16th day of June, 2006, by and between UNION PACIFIC RAILROAD COMPANY, a Delaware corporation, to be addressed at 1400 Douglas Street, Omaha, NE 68179 (hereinafter the “Railroad”), and LINCOLNWAY ENERGY, LLC., an Iowa corporation, to be addressed at 59511 West Lincoin Highway, Nevada, IA 50201 ( hereinafter the “Industry”).
RECITALS:
     The Industry desires the construction, maintenance and operation of a 1,224-foot extension of Track 833, 1,825-foot extension of Track 834, 4,259-foot Track A and 2,854-foot Track B (hereinafter collectively “Track”) at or near Milepost 182.54, Boone Subdivision. In Ames (Nevada), Story County, Iowa, as shown on the attached Drawing No. IA-0084-PAH-03 dated November 1, 2005, marked Exhibit A, hereto attached and hereby made a part hereof.
AGREEMENT:
          NOW, THEREFORE, IT IS MUTUALLY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:
Article 1. TRACK IDENTIFICATION MARKERS.
          For the purpose of this Agreement, the following segments of the Track shall be identified as follows:

Track 834
Engineering Station 0+00-	the initial switch connection or sometimes referred to as the point of switch.

Engineering Station 2+35-	the initial 13-foot clearance point of the track. It is the point on the track where a rail car either being moved or stored on the track will not interfere with the movement of other rail cars on adjacent main, branch or leed trackage owned by the Railroad.

Engineering Station 18+25-	the end of Industry’s Ownership in Track 834.

Track A
Engineering Station 0+00-	The Initial switch connection
Engineering Station 1+35 and 40+85-	the 13-foot clearance points of the track,
Engineering Station 42+58-	the end of Track A.
Article 2. INDUSTRY TO PROVIDE TRACK MATERIALS.
          The industry, at its expense, will furnish loose materials for 235 feet of track including one No. 15 141-lb, left-hand premium spring frog turnout, and 174 feet of track including one No. 11 136-lb, right-hand premium spring frog turnout, obtained from a Railroad-approved vendor, for assembly and installation by Railroad forces.

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Article 3. CONSTRUCTION COST; PAYMENT.
     A. Upon the execution of this Agreement, the Industry shall pay the Railroad the sum of TWO HUNDRED SEVENTY THOUSAND SIX HUNDRED NINETY-ONE DOLLARS ($270,691.00), which is the firm cost to the industry for construction of that portion of the Track to be constructed by the Railroad, as described in Article 4.
     B. The Railroad reserves the right to change construction costs and design of the Track if construction is not started by the Railroad within six (6) months of the date of this Agreement due to delays imposed by the Industry.
Article 4. PORTIONS OF TRACK TO BE CONSTRUCTED BY RAILROAD.
     The Railroad, in consideration of payment by Industry of the amount stated in Article 3 of this Agreement, will install 235 track feet of Track 834 including one No. 15 141-lb, left-hand turnout, and install 174 track feet of Track A including one No. 11 136-lb, right-hand turnout using track materials supplied by Industry, and perform electrical work to relocate an existing pole line.
Article 5. PORTIONS OF TRACK TO BE CONSTRUCTED BY INDUSTRY.
     A. The Industry, at its own expense and subject to the prior approval of the Railroad, will perform all grading and install all necessary drainage facilities required in connection with the construction of the Track to the standards and satisfaction of the Railroad, and arrange to modify any overhead and/or underground utilities to meet Railroad specifications.
     B. The Industry, at its own expense, will also construct the remainder of Track 834 and Track A and all of Track 833 and Track B as shown on Exhibit A.
Article 6. CONSTRUCTOR’S RIGHT OF ENTRY AGREEMENT.
     If a contractor is to perform any work on Railroad property, the Industry will require its contractor to execute the Railroad’s form of Contractor’s Right of Entry Agreement. The Industry acknowledges receipt of a copy of the Contractor’s Right of Entry Agreement and understands its terms, provisions and requirements and will inform its contractor of the need to execute the agreement. Under no circumstances will the Industry’s contractor be allowed onto Railroad’s premises without first executing the Contractor’s Right of Entry Agreement.
Article 7. RIGHT-OF-WAY AND PRIVILEGE.
      The Industry shall procure any needed right-of-way, public authority or permission for construction, maintenance and operation of the Track outside the limits of the Railroad’s right-of-way. The Industry shall pay any fees or costs imposed by any public authority or person for the privillege of constructing, maintaining and operating the Track.
Article 8. GRANT OF RIGHT; USE AND OPERATION OF THE TRACK.
     A. During the term hereof and subject to the terms and conditions set forth in this Agreement, Railroad hereby grants to Industry the right, at Industry’s sole cost and responsibility, to construct, own, keep, maintain, repair and use Industry’s private section of Track where located on and along Railroad’s right-of-way.
     B. The Railroad shall operate the Track subject to any applicable tariffs or rail transportation contracts and the terms of this Agreement, but the Railroad shall not be obligated to operate or maintain the Track (and the Industry shall not have any claim against the Railroad) If the Railroad is prevented or hindered from doing so by the Industry’s breach or by acts of God, public

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authority, strikes, riots, labor disputes, or other cause beyond its control. The Railroad shall have the right to use the Track when not to the detriment of the Industry.
                    C. The Industry shall bear the cost of any modifications to the Railroad’s tracks, structures and communication facilities, other than track changes connected with the initial switch connection, required by the construction, reconstruction or operation of the Track.
                    D. The use and operation of the Track shall also be in accordance with the terms and conditions set forth in Exhibit B, hereto attached and hereby made a part hereof.

Article 9.	OWNERSHIP OF THE TRACK.
                    A. The Railroad shall own the portion of Track 834 from the point of switch to the 13-foot clearance point and the portion of Track A from the 13-foot clearance point on the west end to the end of the track (hereinafter “Railroad-owned Track”).
                    B. The Industry shall own the initial 1,224-foot portion of Track 833, the initial 1,825-foot portion of Track 834 beginning at the point of switch, the portion of Track A from the initial switch connection to the 13-foot clearance point on the west end, and all of Track B (hereinafter “Industry-owned Track”).

Article 10.	MAINTENANCE OF THE TRACK STRUCTURE (RAIL, TIES, BALLAST, OTHER TRACK MATERIAL).
                    A. The Railroad, at its expense, shall maintain the track structure for the portion of Railroad-owned Track.
                    B. The Industry, at its expense, shall maintain the track structure for the portion of Industry-owned Track.

Article 11.	MAINTENANCE OF RIGHT-OF-WAY AND TRACK APPURTENANCES.
                    A.The Railroad, at its expense, shall maintain the right-of-way and track appurtenances for the portion of Railroad-owned Track.
                    B. The Industry, at its expense, shall perform the following maintenance of the right-of-way and track appurtenances for the portion of Industry-owned Track:
            1. Remove snow, ice, sand and other substances and maintain drainage and grading as needed to permit safe operation over the Track.
            2. Maintain all appurtenances to the Track (other than any automatic signal systems for train operations and the flashing light signals at 600th Street), including without limitation, gates, fences, bridges, undertrack unloading pits, loading or unloading devices and warning signs above, below or beside the Track.

Article 12.	INDUSTRY TO GIVE NOTICE; FLAGGING.
                    The Industry shall comply with the flagging provisions contained in Section 1(j) of Exhibit B prior to entering Railroad’s right-of-way for the purpose of performing any construction or maintenance of the Track as set forth in this Agreement.

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Article 13.	CONSTRUCTION, MAINTENANCE AND REPAIRS BY INDUSTRY TO CONFORM TO RAILROAD STANDARDS.
                    A. Track construction, maintenance and repair work performed by the industry shall conform to the Railroad’s standards. If, in the judgment of the Railroad, any portion of the Track is non conforming and/or unsafe for railroad operations, the Railroad shall not be obligated to operate over the Track.
                    B. The Railroad, at the Industry’s expense, shall have the right, but not be required, to make repairs on the Industry-owned Track when requested by the industry or when necessary to operate the Track safety.

Article 14.	NON-DISCLOSURE; CONFIDENTIALITY.
                    Except to the extent that disclosure of Information contained in this Agreement is required by law, the contents of this Agreement shall not be disclosed or released by any party without the written consent of all other parties to this Agreement.

Article 15.	TERM.
                    This Agreement shall take effect as of the date of this Agreement and shall continue in full force and effect until terminated as herein provided.

Article 16.	CONSENT OF THE RAILROAD TO CERTAIN FACILITIES OR OPERATIONS.

The Railroad hereby consents to:
                    A. the impairment of the Railroad’s standard clearance requirements on Track B beginning at Engineering Station 11+07 as shown on Exhibit A; PROVIDED, however, that industry installs appropriate clearance warning signs that meet Railroad specifications as shown on Exhibit N, attached hereto and hereby made a part hereof;
                    B. the construction, maintenance and operation by the industry of a DDG load-out on Track A beginning at Engineering Station 16+78 and an ethanol load-out on Track B beginning at Engineering Station 11+07 as shown on Exhibit A;
                      C. the performance by the industry of intraplant switching over the industry-owned portion of Track 833, the portion of Track 834 from the derail at Engineering Station 2+65 to the end of the Industry-owned portion of the track, the portion of Track A from the point of switch on the east end to the derail at Engineering Station 39+05, and over all of Track B;
subject to the terms, provisions and conditions set forth in this Agreement and to any prior regulatory approval that may be needed.

Article 17.	SWITCH MAINTENANCE FEE
                    For the purposes of this Agreement, the parties hereto agree that the doing of business in an active and Substantial manner over the Track shall require the movement of a minimum of ten (10) cars to or from the Track, which yield road haul revenue to the Railroad within any twelve (12) month period (hereafter “Twelve-month Period”). If the Industry falls to do business in an active and substantial manner over the Track in any Twelve-Month Period, the industry agrees to pay the Railroad, in addition to any other charges specified in this Agreement, an annual fee of SIX THOUSAND DOLLARS ($6,000,00) for the maintenance of the initial switch connections (hereinafter the “Maintenance Fee”). Such payment shall entitle industry to a continuation of service unless the Railroad in its sole and reasonable business

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judgment determines that the Maintenance Fee does not justify the continuation of the Agreement. In such cases, the Railroad shall inform industry of its decision as soon as practicable. The switch connection consists of that portion of the Track from the point of switch to the clearance point. The Maintenance Fee shall be paid annually in advance, beginning with the commencement date of any applicable respective Twelve-Month Period and shall continue to be paid in advance for subsequent Twelve-Month Period that the industry fails to do business in an active and substantial manner over the Track. It is understood that any Maintenance Fee paid by the industry for a Twelve-Month Period shall be refunded to the Industry in the event the Industry commences doing business in an active and substantial manner over the Track for any applicable respective Twelve-Month Period. The aforesaid Maintenance Fee is the Railroad’s current system wide charge and the Railroad may adjust it at twelve-month (or greater) intervals to reflect the Railroad’s then-current rate used system wide, subject to the terms, provisions and conditions set forth in this Agreement and to any prior regulatory approval that may be needed.
Article 18. INSURANCE
          A. The Industry, at its expense, shall obtain the Insurance described in Exhibit C, hereto attached and hereby made a part hereof, and provide a certificate or certificates of insurance certifying to the effectiveness of such insurance to the person named in Paragraph C below.
          B. If the Industry will be using the Track to store and/or handle hazardous materials, the Industry, In addition to the other coverage to be obtained by the Industry as provided herein, must also obtain “Pollution Liability Coverage Form Designated Sites” CG 00-39 and furnish the Railroad with an original certificate of Insurance evidencing this coverage.
          C. All Insurance certificates and correspondence shall be addressed and sent to: Union Pacific Railroad Company, Real Estate Department, 1400 Douglas Street – Stop 1690, Omaha, NE 68179-1690.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate as of the date first herein written.

UNION PACIFIC RAILROAD COMPANY

By /s/ Steven McLaws General Director – Industrial Development

Witness:	LINCOLNWAY ENERGY, L.L.C.

/s/ Kim Supercynski	By: /s/ Richard Brehm

Printed Name R. J. BREHM
Title President

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EXHIBIT B
Section 1. SAFETY
     (a) Clearances/Impairments. The Industry shall not permit or maintain any building, platform, fence, gate, vehicle, or other structure, obstruction or material of any kind, closer to the Track than the standard clearances of the Railroad without the prior written consent of the Railroad. The standard clearances of the Railroad are (i) horizontally, nine(9) feet from the centerline of the Track, end (II) vertically, twenty-three (23)feet above the top of the rail of the Track. For any portion of the Track that is curved, the standard horizontal clearance shall be increased one and one-half inches for each degree of curvature. All doors, windows and gates shall be of the sliding type or open away from the Track opening them toward the Track would impair clearance. Any moveable appliance, including, but not limited to, dock plates and loading or unloading spouts or equipment, that impairs the standard clearances only when in use, shall be securely stored or fastened by the Industry when not in use so as to not impair such clearances. If greater clearances are required by the National Electrical Safety Code or by statute, regulation or other competent public authority, the Industry shall comply therewith and shall obtain any necessary public authority and Railroad consent to impair clearances before creating an impairment. Any structure, material or other obstruction (whether In use or not) which is closer to the Track than the Railroad’s standard clearances or applicable public authority, whichever distance is greater, shall be considered an impairment, whether or not consented to or permitted by the Railroad or public authority.
     (b) Facilities. The Industry shall not construct, locate, maintain or permit the construction or erection of any pits, loadout facilities, buildings, private crossings, beans, pipes, wires, or other obstructions or installations of any kind or character (hereinafter “Facilities”) over or under the Track without the prior written consent of the Railroad.
     (c) Walkways. The Industry, at its expense, shall provide and maintain a clear and safe pathway for Railroad employees along both sides of the Track beyond the clearance point. If walkways are required by statute or regulation, the industry, at its expense, shall ensure that walkways are built and maintained to conform with such statute or regulation.
     (d) Industry to Train and Oversee Employees. The Industry shall have a non-delegable duty and responsibility to train and oversee its employees and agents as to proper and safe working practices while performing any work in connection with this Agreement, or any work associated with the Railroad serving the Industry over the Track.
     (e) Intraplant Switching. The Industry shall not perform, permit or cause intraplant switching without the prior written consent of the Railroad. Intraplant switching means the movement of rail cars on the Track by the Industry by any method and includes the Industry’s capacity to move rail cars, whether before, during or after any such movement.
     (f) Standards. The Industry shall comply with all applicable ordinances, regulations, statutes, rules, decisions and orders including, but not limited to, safety, zoning, air and water quality, noise, hazardous substances and hazardous wastes (hereinafter “Standards”) issued by any federal, state or local governmental body or agency (hereinafter “Authority”). If the industry is not in full compliance with any Standards issued by any authorized Authority, the Railroad, after notifying the industry of its noncompliance and the industry’s failure within twenty days of such notice to correct such noncompliance, may elect to take whatever action is necessary to bring the Track and any Railroad property into compliance with such standards; PROVIDED, HOWEVER, that if industry’s failure to comply with standards interferes with, obstructs or endangers Railroad mainline or yard operations in anyway, Railroad may initiate compliance action immediately. The Industry shall reinsure the Railroad for all costs (including, but not limited to, consulting, engineering, clean-up, disposal, legal costs and attorneys, fees, fines and penalties) incurred by the Railroad in complying with, abetting a violation of, or defending any claim of violation of such standards. A waiver by the Railroad of the breach by the industry of any conversant or condition of this Agreement shall not impair the right of the Railroad to avail itself of any remedy for subsequent breach thereof
     (g) Railcars Containing Hazardous Materials. If the Industry uses the Track for the purpose of shipping, receiving or storing Railcars containing hazardous materials, as defined by the Department of Transportation (the “DOT”), the Industry will comply with and abide by all DOT regulations as set out in 49 Code of Federal Regulations, parts 100-199, inclusive, as amended from time to time, and provisions contained in applicable circulars of the Bureau of Explosives, Association of American Railroads, including any and all amendments and supplements thereto. The term “standards” defined in section 1(f) shall include (but is not limited to) regulations referenced in this subsection (g).
     (h) Telecommunications and Fiber Optic Cable System. Telecommunications and Fiber Optic Cable systems may be buried on the Railroad’s property. Industry shall telephone the Railroad during normal business hours (7.00 a.m. to 9.00 p.m., Central Time, Monday through Friday, except holidays) at 1-500.336-9193 (also a 24-hour, 7-day number for emergency calls) to determine if telecommunications or fiber optic cable are buried anywhere on the Railroad’s premises to be used by the industry. If it is, industry telephone with the telecommunication company(ies) involved, arrange for a cable locator, and make arrangements for relocation or other protection of the cable and will Commence no work Railroad’s property until all such protection or relocation has been accomplished.
Exhibit B

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     (i) Fire Precautions. Industry shall not permit, place, pile, store, or stack any flammable material within ten (10) feet of centerline of the Track. Industry shall remove or otherwise control vegetation adjacent to the Track so that it does not constitute a fire hazard. Industry shall ensure that suitable firefighting equipment is available and in working order.
     (j) Notice and Flagging. Prior to entering Railroad’s right of way or other property for the purpose of performing any maintenance, repair, or reconstruction of the Track as set forth in this Agreement, and/or constructing additional track segments connecting to the Track, the Industry and/or its contractors are required to first notify the Railroad’s local Manager of Track Maintenance at least ten (10) working days in advance of such work so that the Railroad can determine if flagging and/or other protection is needed. If Railroad deems that flagging and/or other protection is needed, no work of any kind shall be performed, and no person, equipment, machinery, tool(s), materials(s), vehicles(s), or thing(s) shall be located, operated, placed, or stored within 25 feet of the Track or any other track of Railroad at any time, for any reason, unless and until a Railroad flagman is provided to watch for trains. If flagging or other special protective or safety measures are performed by the Railroad, such services will be provided at Industry’s expense with the understanding that if the Railroad provides any flagging or other services, the Industry shall not be relieved of any of its responsibilities or liabilities set forth herein. Industry shall promptly pay to Railroad all charges connected with such services within 30 days after presentation of a bill. The rate of pay per hour for each flagman will be the prevailing hourly rate in effect for an eight hour day for the class of flagman used during regularly assigned hours and overtime in accordance with Labor Agreements and Schedules in effect at the time the work is performed. In addition to the cost of such labor, a composite charge for vocation, holiday, health and welfare, a supplemental sickness, Railroad Retirement and Unemployment Compensation, supplemental pension, Employer’s Liability and Property Damage and Administration will be included, computed on actual payroll. The composite charge will be the prevailing composite charge in effect on the day that the flagging is provided. One and one-half times the current hourly rate is paid for overtime, Saturdays and Sundays; two and one-half times current hourly rate for holidays. Wage rates are subject to change at any time, by law or by agreement between the Railroad and its employees, and may be retroactive as a result of negotiations or a ruling of an authorized Governmental Agency. Additional charges on labor are also subject to change. It the wage rate or additional charges are changed, the Industry shall pay on the basis of the new rates and charges. Reimbursement to the Railroad will be required covering the full eight hour day during which any flagman is furnished, unless the flagman can be assigned to other Railroad work during a portion of such day. In which event reimbursement will not be required for the portion of the day during which the flagman is engaged in other Railroad work. Reimbursement will also be required for any day not actually worked by said flagman following the flagman assignment to work on the project for which the Railroad is required to pay the flagman and which could not reasonably be avoided by the Railroad by assignment of such flagman to other work, even though the Industry and/or Industry’s contractors may not be working during such time. When it becomes necessary for the Railroad to bulletin and assign an employee to a flagging position in compliance with union collective bargaining agreements, the Industry or Industry’s contractors must provide the Railroad a minimum of five (5) days notice prior to the cessation of the need for a flagman. If five (5) days notice of cessation is not given, the Industry will still be required to pay flagging charges for the five (5) day notice period required by union agreement to be given to the employee, even though flagging is not required for the period. An additional ten (10) days notice must then be given to the Railroad if flagging services are needed again after such five (5) day cessation notice has been given Railroad.
Section 2. LIABILITY
     (a) For purposes of this Section, the following definitions shall apply:
     (1) “Railroad”: the Railroad and its officers, agents and employees.
     (2) “Industry”: the Industry and its officers, agents and employees.
     (3) “Party”: the Railroad or the Industry.
     (4) “Third Person”: any Individual, corporation or entity other than the Railroad or the Industry.
     (5) “Loss” means loss of or damage to the property of any Third Person or Party and/or injury to or death of any Third Person or Party. “Loss” shall also include, without limitation, the following associated expenses incurred by a Party; costs, expenses, the cost of defending litigation, attorneys’ fees, expert witness fees, court costs, the amounts paid in settlement, the amount of the judgment, and pre-judgment and post-judgment Interest and expenses arising form analysis and cleanup of any incident involving the release of hazardous substances or hazardous wastes.
Exhibit B

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     (b) Except as otherwise specifically provided in this Agreement, all Loss related to the construction, operation , maintenance, use, presence or removal of the Track shall be allocated as follows:
     (1) The Railroad shall Indemnify Industry from and against Loss arising from or growing out of the negligent acts or omissions of the Railroad.
     (2) The industry shall Indemnify Railroad from and against Loss arising from or growing out of the negligent acts or commissions of the Industry or arising from:
     (i) Any Implement of the Track by Industry as described in Section 1(a);
     (ii) the Industry’s failure to construct or adequately maintain pathways or walkways as required by Section 1(c);
     (iii) intraplant switching as defined by Section 1(e);
     (iv) the Industry’s failure to comply with Standards, as required by Section 1(f);
     (v) any explosion and leakage or evaporation of hazardous substances or hazardous wastes shipped, received or stored by Industry resulting from industry’s failure to comply with DOT and other applicable regulations as set forth in Section 1(f) and 1(g) of Exhibit B; or
     (vi) any damage to Industry’s cargo and commodity stored in railcars on the Track resulting from any act or event beyond the control of Railroad including, without limitation, any Act of God and specifically including water damage from whatever source including drainage runoff and leakage.
     (3) Subsection 2(b)(2), subparagraphs (i) through (v), apply regardless of whether the Railroad had notice of, consented to, or permitted the aforesaid impairments, failures, non-compliance with Standards wastes or substances, and whether or not the Railroad or a Third Person contributes to cause the Loss.
     (4) Expect as otherwise more specifically provided in this Agreement, Railroad and Industry shall pay equal parts of the Loss that arises out of the joint or concurring negligence of the Railroad and the Industry, whether or not the acts or omissions or a Third Person contribute to cause the Loss; PROVIDED, however, that nothing in this Agreement shall be construed as impairing the right of either party of seek contribution or indemnification from a Third Person.
     (5) Industry expressly and specifically assumes potential liability under this subsection (b) for clams of actions brought by industry’s own employees. Industry waives immunity it may have under worker’s compensation or industrial insurance acts to indemnify Railroad under this subsection (b). Industry acknowledges that this waiver was mutually negotiated by the parties hereto.
     (6) No court of jury findings in any employee’s sult pursuant to any worker’s compensation act or the Federal Employer’s Liability Act against a party to this Agreement may be relied upon or used by Industry in any attempt to assert liability against Railroad.
Section 3. REARRANGEMENT OF TRACK; ADDITIONAL TRACKAGE.
     (a) The Railroad may rearrange or reconstruct the Track or modify its elevation in order to develop or change nearby Railroad property or tracks, provided that the Industry shall continue to have similar trackage without additional cost to the Industry. If, however, the change in Track or its apportanances, is required by or as a result of any law, ordinance, regulation, or other contingence over which the Railroad has no control. the Industry shall bear the cost of the change.
     (b) All reference in this Agreement to track shall apply to the Track is constructed, even if it differs or varies from its depiction on Exhibit A. References in this Agreement to Track shall also apply to rearrangements, reconstructions, extensions or additions to the Track.
Section 4. PAYMENT OR BILLS; ASSIGNABLE COSTS.
     (a) Bills for expenses properly chargeable to the Industry pursuant to this Agreement shall be paid by the Industry within thirty days after presentation by the Railroad expect as otherwise provided. Bills not paid within thirty days shall be subject to interest at the then current rate charged by the Railroad.
Exhibit B

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     (b) “Cost” or “expense” for the purpose of this Agreement shall be all assignable costs and expenses including all current Railroad cost additives. Material shall be charged at its current value when and where used. Assignable costs are any costs incurred by the Railroad that are directly or indirectly attributable to the construction, maintenance or operation of the Track that the Railroad has not specifically agreed to pay under tha terms of this Agreement.
Section 5. GOVERNMENTAL RESTRICTIONS.
          This Agreement is made subject to all applicable laws, rules and regulations of the United States Government or any state, municipal, or local governmental authority now or hereafter in effect.
Section 6. TERMINATION.
     (a) Industry may terminate this Agreement upon thirty (30) days’written notice to Railroad.
     (b) Railroad may terminate this agreement by sending thirty (30) days’ written notice to industry’s last know address:
     (1) if industry does not use the Track in an active and substantial way for a continuous period of six (6) months; PROVIDED, HOWEVER, that industry has the option after receipt of such notice to pay an annual fee towards the cost of maintaining the switch connection up to the clearance point as set forth in this Agreement. The Railroad’s notice of termination for lack of use shall state the current amount to the annual fee and how frequently it may be adjusted; Industry may accept that option by payment of the annual fee before the termination becomes affective on the thirtieth day after notice was mailed.
     (2) if industry is in default in the performance of any covenant or promise in this Agreement and continues in default for a period of thirty (30) days after receiving such notice of default from the Railroad; PROVIDED, HOWEVER, that if a default by the industry is deemed by the Railroad to be unusually dangerous or hazardous, the Railroad may immediately suspend its performance under this Agreement during the thirty day default cure period. Such termination shall be effective on the thirty-first day after the Railroad sent notice of default if default still exists and no further notice of termination shall be required.
     (3) upon thirty (30) days’ written notice if continued operation of Track (including but not limited ot the switch connection itself) becomes impracticable due to abandonment or embargo of rail lines, or if the continued presence of the Track would interfere with Railroad operations (including but not limited to, line changes, construction of new lines, or railroad installation of facilities). In the event Railroad terminates this Agreement pursuant ot this subparagraph, Railroad shall attempt to provide industry a substitute switch connection if such a switch connection would be reasonably practicable, could be made safely, and would furnish sufficient business to justify the cost of construction and maintenance.
     (c) Termination of this Agreement for any reason shall not affect any of the rights or obligations that the parties hereto may have accrued. or liabilities, accrued or otherwise, which may have arisen prior thereto.
Section 7. SURRENDER UPON TERMINATION.
          Upon termination of this Agreement howsoever, the Industry shall vacate and surrender the quiet and peaceable possession of any right-of-way or other property owned by the Railroad upon which the Track is located. The Railroad shall have the right to remove the portion of the Track it owns. Not later than the last day of the term of this Agreement, the Industry, at its sole cost and expense, shall (a) remove from the Railroad’s right-of-way or other property all (i) portions of the Track owned by the Industry, (ii) obstructions, (iii) contamination caused by or arising from the use of the Track for purposes of the Industry, Facilities (as defined in Section 1(b)) and other property not belonging to the Railroad or a third party, located thereon and (b) restore the Railroad’s right-of-way to as good a condition as the same was in before the date of this Agreement. If the industry falls to perform such removal and restoration, or if the work performed by the industry is not satisfactory to the Railroad, the Railroad may perform the work at industry’s expense. Any portion of the Track owned by industry and not removed as provide herein may, at Railroad’s election, be deemed abendoned and Railroad, at industry’s sole cost and expense, may remove such portion(s) of the Track from Railroad’s property and dispose of same and restore Railroad’s properly. If Railroad performs such track removal and/or disposal, the industry agrees to reimburse the Railroad, with thirty (30) days of its receipt of billing from the Railroad, for all costs and expenses incurred by Railroad (less any resulting salvage value) in connection therewith.
Exhibit B

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EXHIBIT B
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Section 8. NOTICES.
     a) Any notice, consent or approval that other party hereto desires or is required to give to the other party under this Agreement shall be in writing. The notice, consent or approval shall be deemed to have been given to the Industry by serving the Industry personally or by mailing the same, postage prepaid, to the industry at the last address known to the Railroad. Notice may be given to the Railroad by mailing the same, postage prepaid to Union Pacific Railroad Company, Attention: Real Estate Department, 1400 Douglas Street, Omaha, Nebraska 68179.
     (b) Notices involving a notice of default or termination shall be by certified mail, return receipt requested, and such notice shall be deemed given on the data deposited with the United States Postal Service.
Section 9. ASSIGNMENT: USE BY THIRD PARTIES.
          The Industry shall not assign this Agreement or permit use of the Track by anyone other than the Industry without the prior written consent of the Railroad. The Industry shall notify the Railroad. In writing of any assignment to an affiliate prior to the effective date of the assignment. For any departure from the terms of this Section, the Railroad may terminate this Agreement. The Railroad shall not unreasonably withhold its consent to an assignment of this Agreement.
Section 10. SUCCESSORS AND ASSIGNS.
           Subject to the provisions of Section 9, the rights and obligations contained in this Agreement shall pass to an be binding upon this heirs, executors, administrators, successors and assigns of the parties to this Agreement.
Exhibit B

E–16

EXHIBIT 10.13
EXHIBIT C
Approved: Insurance Group
Created: 9/23/05
Last Modified: 9/23/05
EXHIBIT C
Union Pacific Railroad
Contract Insurance Requirements
Industrial Track
Industry shall, at its sole cost and expense, procure and maintain during the life of this Agreement (except as otherwise provided in this Agreement) the following insurance coverage:
A.	Commercial General Liability insurance. Commercial general liability (CGL) with a limit of not less than $1,000,000 each occurrence and an aggregate limit of not less than $2,000,000. CGL insurance must be written on ISO Occurrence Form CG 00 01 12 04 (or a substitute form providing equivalent coverage).

The policy must also contain the following endorsement, which must be stated on the certificate of insurance:
•	Contractual Liability Railroads ISO Form CG 24 17 10 01 (or a substitute form providing equivalent coverage) showing “Union Pacific Railroad Property” as the Designated Job Site.
B.	Business Automobile Coverage insurance. Business auto coverage written on ISO Form CA 00 01 (or a substitute form providing equivalent liability coverage) with a combined single limit of not less than $1,000,000 for each accident.

The policy must contain the following endorsements, which must be stated on the certificate of insurance:
•	Coverage for Certain Operations in Connection With Railroads ISO Form CA 20 70 10 01 (or a substitute form providing equivalent coverage) showing “ Union Pacific Railroad Property” as the Designated Job site.

•	Motor Carrier Act Endorsement – Hazardous Materials Cleanup (MSC-90) if required by law.
C.	Workers’ Compensation and Employers Liability insurance. Coverage must include but not be limited to:
•	Industry’s statutory liability under the Workers’ Compensation laws of the state(s) affected by this Agreement.

•	Employers’ Liability (Part B) with limits of at least $500,000 each accident, $500,00 disease policy limit, $500,000 each employee.
If Industry is self-insured, evidence of state approval and excess Workers’ Compensation coverage must be provided. Coverage must include liability arising out of the U.S. Longshoremen’s and Harbor Workers’ Act, the Jones Act, and the Outer Continental Shelf Land Act, if applicable.
The policy must contain the following endorsement, which must be stated on the certificate of insurance:
•	Alternate Employer Endorsement ISO Form WC 00 03 01 A (or a substitute form providing equivalent coverage) showing Railroad in the schedule as the alternate employer.
D.	Umbrella or Excess insurance. If Industry utilizes umbrella or excess policies, these policies must “follow form” and afford no less coverage than the primary policy.
Exhibit C - Industry Track

EXHIBIT 10.13
EXHIBIT C

Approved : Insurance Group Created : 9/23/05 Last Modified : 9/23/05	EXHIBIT C
Other Requirements
E.	All policy(les) required above (except Workers “Compensation and Employers” Liability) must include Railroad as “Additional Insured” using ISO Additional Insured Endorsements CG 20 26 and CA 20 48 (or substitute forms providing equivalent coverage). The coverage provided to Railroad as additional insured shall, to the extent provided under ISO Additional Insured Endorsements CG 20 26 and CA 20 48, provide coverage for Railroad’s negligence whether sole or partial, active or passive, and shall not be limited by industry’s liability under the indemnity provisions of this Agreement.
F.	Punitive damages exclusion, if any, must be deleted (and the deletion indicated on the certificate of insurance), unless the law governing this agreement prohibits all punitive damages that might arise under this Agreement.
G.	Industry waives all rights of recovery, and its insurers also waive all rights of subrogation of damages against Railroad and its agents, officers, directors and employees. This waiver must be stated on the certificate of insurance.
H.	Prior to using the Track covered herein, industry shall furnish Railroad with a certificate(s) of insurance, executed by a duly authorized representative of each insurer, showing compliance with the insurance requirements in this Agreement.
I.	All Insurance policies must be written by a reputable insurance company acceptable to Railroad or with a current Best’s insurance Guide Rating of A – and Class VII or better, and authorized to do business in the state in which the Track is located.
J.	The fact that insurance is obtained by Industry, or by Railroad of behalf of Industry, will not be deemed to release or diminish the liability of Industry, Including without limitation, liability under the indemnity provisions of this Agreement Damages recoverable by Railroad from Industry or any third party will not be limited by the amount of the required insurance coverage.
Exhibit C - Industry Track

E–18